Exhibit 23

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 24, 2000 included in the UAL Corporation Annual Report on Form 10-K for the year ended December 31, 1999, and to all references to our Firm included in this Registration Statement on Form S-8.

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Arthur Andersen LLP

Chicago, Illinois

December 20, 2000